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                                                                   EXHIBIT 99.1


NetPlane Editorial Contact:                 Conexant Editorial contact:
Dianne Duffin-Stanley                       Scott Allen
NetPlane Systems                            Conexant Systems, Inc.
781-329-3200                                949-483-6849
dduffin@netplane.com                        scott.allen@conexant.com

Conexant Investor Relations Contact:
Thomas Schiller
Conexant Systems, Inc.
949-483-CNXT (2698)
investor.relations@conexant.com




           CONEXANT TO ACQUIRE NETPLANE SYSTEMS, A LEADING SUPPLIER OF CARRIER-CLASS NETWORKING SOFTWARE FOR INTERNET INFRASTRUCTURE EQUIPMENT

       Acquisition Will Accelerate Conexant's Move Into Network Switching,
         and Enable Company to Seamlessly Co-Design Silicon and Software
                          for Complete System Solutions


Newport Beach, Calif., July 19, 2000 - Conexant Systems, Inc. (NASDAQ: CNXT) today announced that it has agreed to acquire NetPlaneTM Systems of Dedham, Massachusetts in an all-stock transaction.

The NetPlane acquisition is one of two that Conexant is announcing today for its Network Access Division. The company also announced it has agreed to acquire Novanet of Ra'anana, Israel, near Tel Aviv (see accompanying news release).

NetPlane's software offering will complement Conexant's communications semiconductor portfolio and accelerate the company's entry into the network switching business following its recent acquisition of HotRail(TM) Inc., which specializes in high-speed switch fabric and backplane channel technology. The acquisition will also complement Conexant's earlier acquisition of Maker Communications, a leading provider of network processors and software, and will enable Conexant to seamlessly co-design the silicon and software necessary for creating complete network-system solutions that significantly shorten customers' time-to-market.

NetPlane was founded in 1990 as Harris & Jeffries, Inc., and has extensive experience in frame relay, asynchronous transfer mode (ATM), multiprotocol label switching (MPLS) and Internet protocol (IP) technologies, as well as emerging standards for the coming generation of voice over optical packet networks.

NetPlane will join Conexant's Network Access Division, which provides a broad range of semiconductor system solutions for multi-service access, broadband access and wide area network transport equipment. All of NetPlane's 65 employees are expected to stay with the company after the acquisition. Deepak Shahane, NetPlane's president and chief executive officer, will manage the subsidiary organization and report to Raouf Halim, senior vice president and general manager for Conexant's Network Access Division.

"The acquisition of NetPlane brings to Conexant extensive communications software expertise that will enable us to offer highly integrated, sophisticated solutions for next-generation networks," Halim said. "NetPlane has an excellent track record of innovation and execution, and they have strong relationships with most of the key network equipment partners that Conexant serves, which will enable us to engage even more broadly with these companies. They also have an impressive portfolio of Internet infrastructure software, and are one of the industry's leading suppliers of complex control software for next-generation network equipment. These products are an excellent complement to Conexant's portfolio of network processors and switching subsystems."

NetPlane's software performs network control and service internetworking functions across layers two through four of the seven-layer Open Systems

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Interconnection (OSI) reference model of protocols used in the Internet infrastructure. This includes complex updating and management of information used to route large volumes of Internet voice, video and data traffic in today's increasingly complex Internet infrastructure. For several years, Conexant and NetPlane have collaborated on reference driver software for use with Conexant's ATM segmentation and reassembly (SAR) silicon. Now that Conexant will be offering both network processors and switch-fabric subsystems, the NetPlane acquisition will provide core software technology for all of the upper-layer software protocol stacks - including advanced MPLS software for optical Internet backbone equipment - for creating complete, optimized system solutions.

"In the same way that Conexant's recent acquisition of Applied Telecom provided the software component for the expansion of our physical-layer communications semiconductor business, NetPlane adds a critical piece in our strategy to provide all of the silicon and upper-layer protocol software for complete network system solutions," said Warner Andrews, vice president of strategic marketing for the Broadband Internetworking Systems group within Conexant's Network Access Division.

"Together, Conexant's acquisitions of Maker Communications, HotRail and NetPlane position us to engage with our customers across a broader array of very high-value system designs," Andrews added. "We can now offer one of the industry's most comprehensive families of integrated programmable silicon and software for extremely versatile yet optimized solutions that can simultaneously support frame relay, ATM and IP requirements. Plus, NetPlane's world-class software team and proven leadership in portable, carrier-class network control software will allow us to accelerate our customer's time-to-market. The acquisition will also give us a major software presence in Hyderabad, India, a recognized center for software engineering talent in India."

"We are enthused about joining forces with the worldwide leader in semiconductor solutions for communications applications," said Deepak Shahane, president and chief executive officer of NetPlane. "We have worked with Conexant for many years and are pleased to be joining forces with a company that we consider to be one of the industry's leading suppliers of internetworking solutions. As part of Conexant's fast-growing Network Access Division, we will benefit from Conexant's size and diversity and expect to rapidly expand our market presence. Conexant's goal of offering highly integrated, complete solutions provides NetPlane with additional opportunities to grow our product breadth and market share. Together, we will offer flexible and powerful solutions for network equipment with unprecedented levels of service flexibility."

With more than 200 customers worldwide, NetPlane's products have been used in over 250 equipment designs. The company has developed a powerful suite of control software for core network equipment, which makes it an ideal solution for optical on-ramps, high-end switches and routers. NetPlane is also one of the industry's leaders in MPLS, a key enabling technology for next-generation IP and optical networks.

The transaction has been approved by the boards of directors of both companies and is subject to obtaining required consents from NetPlane shareholders and meeting other customary closing conditions. NetPlane shareholders will receive approximately 2.7 million Conexant common shares which at yesterday's closing price, values the transaction at approximately $140 million, a portion of which will be subject to future financial performance.

Safe Harbor Statement
This press release contains statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks that the contemplated transaction might not occur in a timely manner or at all; risks relating to the integration of the technologies, personnel and businesses of the company and NetPlane; growth in the market for NetPlane's and Conexant's products; global and market conditions, including, but not limited to, the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability and extent of utilization of manufacturing capacity; pricing pressures and other

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competitive factors; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful implementation of the company's diversification strategy; labor relations of the company, its customers and suppliers; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Other brands and names contained in this release are the property of their respective owners.

About Conexant Systems, Inc.
With a revenue run-rate of approximately $2 billion per year, Conexant is the world's largest independent company focused exclusively on providing semiconductor solutions for communications electronics. With more than 30 years of experience in developing communications technology, the company draws upon its expertise in mixed-signal processing to deliver integrated systems and semiconductor products for a broad range of communications applications. These products facilitate communications worldwide through wireline voice and data communications networks, cordless and cellular wireless telephony systems, personal imaging devices and equipment, and emerging cable and wireless broadband communications networks. The company aligns its business into five product platforms: Network Access, Wireless Communications, Digital Infotainment, Personal Imaging, and Personal Computing. Conexant is a member of the S&P 500 and Nasdaq-100 Indices. For more information, visit Conexant at www.conexant.com.

About NetPlane Systems
NetPlane is a leading developer of integrated, networking-protocol software and systems for the control plane. More than 200 equipment manufacturers worldwide that are developing products for the next-generation Internet and other data communications and telecommunications networks employ NetPlane's software. NetPlane's technology expertise includes MPLS, ATM, frame relay and SS7, with a focus on carrier-class capabilities required by the service provider marketplace. NetPlane's Label Traffic Control System (LTCS) was the industry's first available MPLS software solution. Known for its technology innovation and the superior functionality and quality of its products, NetPlane's solutions enable customers to accelerate time-to-market, streamline the development process, lower life cycle costs and reduce development risks. The company's customers range from the world's leading networking manufacturers like Nortel, Cisco Systems, Lucent Technologies, Alcatel, Fujitsu, NEC, Siemens and Ericsson to emerging next generation equipment manufacturers, such as Redback Networks, Sirocco Systems and Ennovate Networks. NetPlane can be reached at (781) 329-3200, or at www.netplane.com.

Definition of Technical Terms

Asynchronous Transfer Mode (ATM) - High-speed networking technology that allows transport of fixed-length cells without allocating physical channels for specific connections. ATM supports simultaneous transfer of voice, data and video traffic, and works in both LAN and WAN environments.

Backplane channel - A wiring board, usually constructed as a printed circuit, used in microcomputers and communications equipment to provide the required connections between logic, memory and input/output modules.

Frame - A frame is a unit of data transmission in a network, and can also be described as a datalink layer "packet" which contains the header and trailer information required by the physical medium for synchronization and error control.

Internet Protocol (IP) - The most important standard of the Transmission Control Protocol/Internet Protocol (TCP/IP) suite on which the Internet is built. TCP/IP is the language governing communications between all computers on the Internet, and provides the set of instructions that dictates how packets of information are sent across multiple networks.

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MPLS - A specification for layer 3 switching that uses labels, or tags, that contain forwarding information, which are attached to Internet protocol (IP) packets by a router that sits at the edge of the network.

Network processors - Flexible, highly-integrated, scalable and programmable processors that make it possible to add new functions to a switch, router or other core network equipment at virtually any time through software, rather than hardware, modifications.

Physical layer - The first of seven layers of the Open Systems Interconnection
(OSI) reference model, which is an architectural model of data communications protocols that subdivides overall data-communications processes into seven functional layers: 1) physical, 2) link, 3) network, 4) transport, 5) session,
6) presentation and 7) application. Each layer performs a specific data-communications task with increasing levels of sophistication. The physical layer governs hardware connections and byte-stream encoding for transmission.

Router - A system that controls message distribution between multiple-optional paths in a network. Routers use routing protocols to gain information about the network, routing metrics and algorithms to select the "best route."

Switch fabric - The internal interconnect architecture used by a switching device, which redirects the data coming in on one of its ports, out to another of its ports.



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